SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 10, 2003

Date of Report (Date of Earliest Event Reported)

EQUITY INNS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Tennessee	01-12073	62-1550848

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

7700 Wolf River Boulevard
Germantown, Tennessee 38138

(Address of Principal Executive Offices) (Zip Code)

(901) 754-7774

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

SIGNATURE
INDEX TO EXHIBITS
Ex-1.1 Purchase Agreement
Ex-5.1 Opinion of Hunton & Williams LLP
Ex-8.1 Tax Opinion of Hunton & Williams LLP
Ex-12.1 Statement re Computation of Ratios
Ex-99.1 Press Release

Item 5.  Other Events and Required FD Disclosure

     On October 10, 2003, Equity Inns, Inc. (the “Company”) completed a sale to Cohen & Steers Capital Management, Inc., acting on behalf of certain of its investment advisory clients (the “Sale”), of 287,500 shares of the Company’s 8.75% Series B Cumulative Preferred Stock, $.01 par value per share (Liquidation Preference $25 per share), and 2,000,000 shares of the Company’s Common Stock, $.01 par value per share, pursuant to the Company’s Prospectus Supplement dated October 7, 2003, supplementing the Company’s base Prospectus dated April 21, 1998 which was included as part of a Registration Statement on Form S-3 (No. 333-48169) declared effective by the Securities and Exchange Commission (the “Commission”) on April 21, 1998. A copy of the press release with respect to the closing of this Sale is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     (c)  Exhibits.

Exhibit	Description

1.1	Purchase Agreement by and among the Company and Cohen & Steers Capital Management, Inc., acting on behalf of certain of its investment advisory clients.

5.1	Opinion of Hunton & Williams LLP.

8.1	Tax Opinion of Hunton & Williams LLP.

12.1	Statement re Computation of Ratios (filed in connection with the Company’s sale of shares of Series B Preferred Stock, $.01 par value per share, and shares of Common Stock, par value $.01 per share, pursuant to a prospectus supplement filed with the Securities and Exchange Commission (the “Commission”) by Equity Inns, Inc. on October 10, 2003, supplementing the Company’s base Prospectus dated April 21, 1998, which was included as part of a Registration Statement on Form S-3 (No. 333-48169) declared effective by the Commission on April 21, 1998).

99.1	Press Release dated October 10, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY INNS, INC.

October 10, 2003	/s/ Donald H. Dempsey Donald H. Dempsey Executive Vice President, Secretary, Treasurer and Chief Financial Officer

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EQUITY INNS, INC.

INDEX TO EXHIBITS

Exhibit	Description

1.1	Purchase Agreement by and among the Company and Cohen & Steers Capital Management, Inc., acting on behalf of certain of its investment advisory clients.

5.1	Opinion of Hunton & Williams LLP.

8.1	Tax Opinion of Hunton & Williams LLP.

12.1	Statement re Computation of Ratios (filed in connection with the Company’s sale of shares of Series B Preferred Stock, $.01 par value per share, and shares of Common Stock, par value $.01 per share, pursuant to a prospectus supplement filed with the Securities and Exchange Commission (the “Commission”) by Equity Inns, Inc. on October 10, 2003, supplementing the Company’s base Prospectus dated April 21, 1998, which was included as part of a Registration Statement on Form S-3 (No. 333-48169) declared effective by the Commission on April 21, 1998).

99.1	Press Release dated October 10, 2003.

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